SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                             ----------------

                 DEAN WITTER, DISCOVER & CO. (To be renamed
                MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.)
           (Exact name of registrant as specified in its charter)

               Delaware                              36-3145972
               --------                              ----------
     (State of incorporation                      (I.R.S. Employer
      or organization)                            Identification No.)

         Two World Trade Center
           New York, New York                            10048
           ------------------                            -----
   (Address of principal executive offices)           (Zip Code)

                             ----------------

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

7.82% Capital Units, each consisting of      New York Stock Exchange, Inc.
(i) a 7.82% Subordinated Debenture due
November 30, 2013 of Morgan Stanley
Finance plc, (ii) a full and
unconditional subordinated guarantee of
the Subordinated Debenture by Dean
Witter, Discover & Co. and (iii) a
purchase contract of Dean Witter,
Discover & Co. requiring the holder
thereof to purchase one Depositary
Share, representing ownership of a 1/8
interest in a share of Dean Witter,
Discover & Co.'s 7.82% Cumulative
Preferred Stock, par value $.01 per
share, stated value $200.00 per share.

7.80% Capital Units, each consisting of      New York Stock Exchange, Inc.
(i) a 7.80% Subordinated Debenture due
February 28, 2014 of Morgan Stanley
Finance plc, (ii) a full and
unconditional subordinated guarantee of
the Subordinated Debenture by Dean
Witter, Discover & Co. and (iii) a
purchase contract of Dean Witter,
Discover & Co. requiring the holder
thereof to purchase one Depositary
Share, representing ownership of a 1/8
interest in a share of Dean Witter,
Discover & Co.'s 7.80% Cumulative
Preferred Stock, par value $.01 per
share, stated value $200.00 per share.

9.00% Capital Units, each consisting of      New York Stock Exchange, Inc.
(i) a 9.00% Subordinated Debenture due
February 28, 2015 of Morgan Stanley
Finance plc, (ii) a full and
unconditional subordinated guarantee of
the Subordinated Debenture by Dean
Witter, Discover & Co. and (iii) a
purchase contract of Dean Witter,
Discover & Co. requiring the holder
thereof to purchase one Depositary
Share, representing ownership of a 1/8
interest in a share of Dean Witter,
Discover & Co.'s 9.00% Cumulative
Preferred Stock, par value $.01 per
share, stated value $200.00 per share.

8.40% Capital Units, each consisting of      New York Stock Exchange, Inc.
(i) an 8.40% Subordinated Debenture due
August 30, 2015 of Morgan Stanley
Finance plc, (ii) a full and
unconditional subordinated guarantee of
the Subordinated Debenture by Dean
Witter, Discover & Co. and (iii) a
purchase contract of Dean Witter,
Discover & Co. requiring the holder
thereof to purchase one Depositary
Share, representing ownership of a 1/8
interest in a share of Dean Witter,
Discover & Co.'s 8.40% Cumulative
Preferred Stock, par value $.01 per
share, stated value $200.00 per share.

8.20% Capital Units, each consisting of      New York Stock Exchange, Inc.
(i) an 8.20% Subordinated Debenture due
November 30, 2015 of Morgan Stanley
Finance plc, (ii) a full and
unconditional subordinated guarantee of
the Subordinated Debenture by Dean
Witter, Discover & Co. and (iii) a
purchase contract of Dean Witter,
Discover & Co. requiring the holder
thereof to purchase one Depositary
Share, representing ownership of a 1/8
interest in a share of Dean Witter,
Discover & Co.'s 8.20% Cumulative
Preferred Stock, par value $.01 per
share, stated value $200.00 per share.

8.03% Capital Units, Each Consisting of      New York Stock Exchange, Inc.
(i) an 8.03% Subordinated Debenture due
February 28, 2017 of Morgan Stanley
Finance plc, (ii) a full and
unconditional subordinated guarantee of
the Subordinated Debenture by Dean
Witter, Discover & Co. and (iii) a
purchase contract of Dean Witter,
Discover & Co. requiring the holder
thereof to purchase one Depositary
Share, representing ownership of five
(5) shares of Dean Witter, Discover &
Co.'s 8.03% Cumulative Preferred Stock,
par value $.01 per share, stated value
$200.00 per share.



Securities to be registered pursuant to Section 12(g) of the Act:  None

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of the Registrant's Securities to be Registered.
          ------------------------------------------------------------

          Each Capital Unit being registered hereunder (collectively, the "Capital Units") was issued under (i) a Capital Unit Agreement among Morgan Stanley Group Inc. ("Morgan Stanley"), Morgan Stanley Finance plc ("MS plc"), The Chase Manhattan Bank ("Chase") and the holders from time to time of Capital Units and
          (ii) the Subordinated Indenture, dated as of November 15, 1993, among Morgan Stanley, MS plc and Chase (the "Subordinated Indenture") which relates to each Capital Unit Agreement. MS plc will remain as obligor of the Subordinated Debentures issued under the Subordinated Indenture. The shares to be issued pursuant to the purchase contracts (collectively, the "Depositary Shares") will be registered and approved for listing prior to their issuance.

          Effective May 31, 1997, Morgan Stanley is expected to merge (the "Merger") with and into Dean Witter, Discover & Co. ("Dean Witter Discover"). Dean Witter Discover will be the surviving corporation of the Merger and will continue its corporate existence under Delaware law under the name "Morgan Stanley, Dean Witter, Discover & Co." In connection with such Merger and immediately upon effectiveness thereof, pursuant to (a) the Amended and Restated Agreement and Plan of Merger between Dean Witter Discover and Morgan Stanley dated as of April 10, 1997 (the "Merger Agreement"), and (b) Section 259 of the Delaware General Corporation Law ("DGCL"), Dean Witter Discover will assume all the obligations and all of the rights of Morgan Stanley under the Subordinated Indenture and each Capital Units Agreement.

          The titles and descriptions of the securities being registered hereunder are as follows:

          (a) 4,889,904 7.82% Capital Units (the "7.82% Capital Units"), each consisting of (i) a 7.82% Subordinated Debenture due November 30, 2013 (the "7.82% Subordinated Debenture") of MS plc,
          (ii) a full and unconditional subordinated guarantee of the 7.82% Subordinated Debenture by Dean Witter Discover and (iii) a contract of Dean Witter Discover requiring the holder thereof to purchase one Depositary Share ("7.82% Depositary Share"), representing ownership of a 1/8 interest in a share of Dean Witter Discover's 7.82% Cumulative Preferred Stock ("7.82% Cumulative Preferred Stock"), par value $.01 per share, stated value $200.00 per share. The 7.82% Capital Units will be governed by a Capital Unit Agreement among the Dean Witter Discover, MS plc, Chase and the holders from time to time of 7.82% Capital Units.

          The descriptions of the 7.82% Capital Units set forth under the captions (i) "Description of the Capital Units" in the Prospectus dated November 17, 1993 (the "1993 Prospectus") that is part of Morgan Stanley's Registration Statement on Form S-3 (Registration No. 33-51067), and (ii) "Certain Characteristics of the Capital Units" and "Description of the Capital Units" in the Prospectus Supplement dated November 19, 1993 (the "7.82% Prospectus Supplement"), each as filed by Morgan Stanley pursuant to the Securities Act of 1933 (the "Securities Act") on November 17, 1993 and November 22, 1993, respectively, are incorporated herein by reference. The description of the 7.82% Subordinated Debentures set forth under the caption "Description of Debt Securities of MS plc" in the 1993 Prospectus is incorporated herein by reference. The section entitled "Certain Tax Considerations" included in the 7.82% Prospectus Supplement is incorporated herein by reference.

          The 7.82% Depositary Shares will be evidenced by Depositary Receipts that will be issued under a Deposit Agreement among Dean Witter Discover (as successor to Morgan Stanley), the Bank of New York and the holders from time to time of the Depositary Receipts evidencing the 7.82% Depositary Shares.

          The descriptions of the 7.82% Depositary Shares set forth under the captions "Description of Capital Stock of the Company--Depositary Shares" in the 1993 Prospectus and
          "Description of Depositary Shares" in the 7.82% Prospectus Supplement are incorporated herein by reference.

          The descriptions of the 7.82% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock of the Company--Offered Preferred Stock" in the 1993 Prospectus and "Description of Cumulative Preferred Stock" in the 7.82% Prospectus Supplement are incorporated herein by reference.

          (b) 9,200,000 7.80% Capital Units (the "7.80% Capital Units"), each consisting of (i) a 7.80% Subordinated Debenture due February 28, 2014 (the "7.80% Subordinated Debenture") of MS plc,
          (ii) a full and unconditional subordinated guarantee of the 7.80% Subordinated Debenture by Dean Witter Discover, and (iii) a contract of Dean Witter Discover requiring the holder thereof to purchase one Depositary Share ("7.80% Depositary Share"), representing ownership of a 1/8 interest in a share of Dean Witter Discover's 7.80% Cumulative Preferred Stock ("7.80% Cumulative Preferred Stock"), par value $.01 per share, stated value $200.00 per share. The 7.80% Capital Units will be governed by a Capital Unit Agreement among the Dean Witter Discover, MS plc, Chase and the holders from time to time of 7.80% Capital Units.

          The descriptions of the 7.80% Capital Units set forth under the captions (i) "Description of the Capital Units" in the 1993 Prospectus, and (ii) "Certain Characteristics of the Capital Units" and "Description of the Capital Units" in the Prospectus Supplement dated February 1, 1994 (the "7.80% Prospectus Supplement"), as filed by Morgan Stanley pursuant to the Securities Act on February 3, 1994, are incorporated herein by reference. The description of the 7.80% Subordinated Debentures set forth under the caption "Description of Debt Securities of MS plc" in the 1993 Prospectus is incorporated herein by reference. The section entitled "Certain Tax Considerations" included in the 7.80% Prospectus Supplement is incorporated herein by reference.

          The 7.80% Depositary Shares will be evidenced by Depositary Receipts that will be issued under a Deposit Agreement among Dean Witter Discover (as successor to Morgan Stanley), the Bank of New York and the holders from time to time of the Depositary Receipts evidencing the 7.80% Depositary Shares.

          The descriptions of the 7.80% Depositary Shares set forth under the captions "Description of Capital Stock of the Company--Depositary Shares" in the 1993 Prospectus and
          "Description of Depositary Shares" in the 7.80% Prospectus Supplement are incorporated herein by reference.

          The descriptions of the 7.80% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock of the Company--Offered Preferred Stock" in the 1993 Prospectus and "Description of Cumulative Preferred Stock" in the 7.80% Prospectus Supplement are incorporated herein by reference.

          (c) 5,767,200 9.00% Capital Units (the "9.00% Capital Units"), each consisting of (i) a 9.00% Subordinated Debenture due February 28, 2015 (the "9.00% Subordinated Debenture") of MS plc,
          (ii) a full and unconditional subordinated guarantee of the 9.00% Subordinated Debenture by Dean Witter Discover, and (iii) a contract of Dean Witter Discover requiring the holder thereof to purchase one Depositary Share ("9.00% Depositary Share"), representing ownership of a 1/8 interest in a share of Dean Witter Discover's 9.00% Cumulative Preferred Stock ("9.00% Cumulative Preferred Stock"), par value $.01 per share, stated value $200.00 per share. The 9.00% Capital Units will be governed by a Capital Unit Agreement among the Dean Witter Discover, MS plc, Chase and the holders from time to time of 9.00% Capital Units.

          The descriptions of the 9.00% Capital Units set forth under the captions (i) "Description of the Capital Units" in the 1993 Prospectus, and (ii) "Certain Characteristics of the Capital Units" and "Description of the Capital Units" in the Prospectus Supplement dated February 10, 1995 (the "9.00% Prospectus Supplement"), as filed by Morgan Stanley pursuant to the Securities Act on February 14, 1995, are incorporated herein by reference. The description of the 9.00% Subordinated Debentures set forth under the caption "Description of Debt Securities of MS plc" in the 1993 Prospectus is incorporated herein by reference. The section entitled "Certain Tax Considerations" included in the 9.00% Prospectus Supplement is incorporated herein by reference.

          The 9.00% Depositary Shares will be evidenced by Depositary Receipts that will be issued under a Deposit Agreement among Dean Witter Discover (as successor to Morgan Stanley), the Bank of New York and the holders from time to time of the Depositary Receipts evidencing the 9.00% Depositary Shares.

          The descriptions of the 9.00% Depositary Shares set forth under the captions "Description of Capital Stock of the Company--Depositary Shares" in the 1993 Prospectus and
          "Description of Depositary Shares" in the 9.00% Prospectus Supplement are incorporated herein by reference.

          The descriptions of the 9.00% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock of the Company--Offered Preferred Stock" in the 1993 Prospectus and "Description of Cumulative Preferred Stock" in the 9.00% Prospectus Supplement are incorporated herein by reference.

          (d) 7,974,208 8.40% Capital Units (the "8.40% Capital Units"), each consisting of (i) an 8.40% Subordinated Debenture due August 30, 2015 (the "8.40% Subordinated Debenture") of MS plc, (ii) a full and unconditional subordinated guarantee of the 8.40% Subordinated Debenture by Dean Witter Discover, and (iii) a contract of Dean Witter Discover requiring the holder thereof to purchase one Depositary Share ("8.40% Depositary Share"), representing ownership of a 1/8 interest in a share of Dean Witter Discover's 8.40% Cumulative Preferred Stock ("8.40% Cumulative Preferred Stock"), par value $.01 per share, stated value $200.00 per share. The 8.40% Capital Units will be governed by a Capital Unit Agreement among the Dean Witter Discover, MS plc, Chase and the holders from time to time of 8.40% Capital Units.

          The descriptions of the 8.40% Capital Units set forth under the captions (i) "Description of the Capital Units" in the Prospectus dated July 19, 1995 (the "1995 Prospectus") that is part of Morgan Stanley's Registration Statement on Form S-3 (Registration No. 33-58611), and (ii) "Certain Characteristics of the Capital Units" and "Description of the Capital Units" in the Prospectus Supplement dated July 27, 1995 (the "8.40% Prospectus Supplement"), each as filed by Morgan Stanley pursuant to the Securities Act on July 17, 1995 and July 28, 1995, respectively, are incorporated herein by reference. The description of the 8.40% Subordinated Debentures set forth under the caption "Description of Debt Securities of MS plc" in the 1995 Prospectus is incorporated herein by reference. The section entitled "Certain Tax Considerations" included in the 8.40% Prospectus Supplement is incorporated herein by reference.

          The 8.40% Depositary Shares will be evidenced by Depositary Receipts that will be issued under a Deposit Agreement among Dean Witter Discover (as successor to Morgan Stanley), the Bank of New York and the holders from time to time of the Depositary Receipts evidencing the 8.40% Depositary Shares.

          The descriptions of the 8.40% Depositary Shares set forth under the captions "Description of Capital Stock of the Company--Depositary Shares" in the 1995 Prospectus and
          "Description of Depositary Shares" in the 8.40% Prospectus Supplement are incorporated herein by reference.

          The descriptions of the 8.40% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock of the Company--Offered Preferred Stock" in the 1995 Prospectus and "Description of Cumulative Preferred Stock" in the 8.40% Prospectus Supplement are incorporated herein by reference.

          (e) 6,780,000 8.20% Capital Units (the "8.20% Capital Units"), each consisting of (i) an 8.20% Subordinated Debenture due November 30, 2015 (the "8.20% Subordinated Debenture") of MS plc,
          (ii) a full and unconditional subordinated guarantee of the 8.20% Subordinated Debenture by Dean Witter Discover, and (iii) a contract of Dean Witter Discover requiring the holder thereof to purchase one Depositary Share ("8.20% Depositary Share"), representing ownership of a 1/8 interest in a share of Dean Witter Discover's 8.20% Cumulative Preferred Stock ("8.20% Cumulative Preferred Stock"), par value $.01 per share, stated value $200.00 per share. The 8.20% Capital Units will be governed by a Capital Unit Agreement among the Dean Witter Discover, MS plc, Chase and the holders from time to time of 8.20% Capital Units.

          The descriptions of the 8.20% Capital Units set forth under the captions (i) "Description of the Capital Units" in the 1995 Prospectus, and (ii) "Certain Characteristics of the Capital Units" and "Description of the Capital Units" in the Prospectus Supplement dated October 13, 1995 (the "8.20% Prospectus Supplement"), as filed by Morgan Stanley pursuant to the Securities Act on October 17, 1995, are incorporated herein by reference. The description of the 8.20% Subordinated Debentures set forth under the caption "Description of Debt Securities of MS plc" in the 1995 Prospectus is incorporated herein by reference. The section entitled "Certain Tax Considerations" included in the 8.20% Prospectus Supplement is incorporated herein by reference.

          The 8.20% Depositary Shares will be evidenced by Depositary Receipts that will be issued under a Deposit Agreement among Dean Witter Discover (as successor to Morgan Stanley), the Bank of New York and the holders from time to time of the Depositary Receipts evidencing the 8.20% Depositary Shares.

          The descriptions of the 8.20% Depositary Shares set forth under the captions "Description of Capital Stock of the Company--Depositary Shares" in the 1995 Prospectus and
          "Description of Depositary Shares" in the 8.20% Prospectus Supplement are incorporated herein by reference.

          The descriptions of the 8.20% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock of the Company--Offered Preferred Stock" in the 1995 Prospectus and "Description of Cumulative Preferred Stock" in the 8.20% Prospectus Supplement are incorporated herein by reference.

          (f) 134,000 8.03% Capital Units (the "8.03% Capital Units"), each consisting of (i) an 8.03% Subordinated Debenture due February 28, 2017 (the "8.03% Subordinated Debenture") of MS plc, (ii) a full and unconditional subordinated guarantee of the 8.03% Subordinated Debenture by Dean Witter Discover and (iii) a purchase contract of Dean Witter Discover requiring the holder thereof to purchase one depositary share ("8.03% Depositary Share"), representing ownership of five (5) shares of Dean Witter Discover's 8.03% Cumulative Preferred Stock ("8.03% Cumulative Preferred Stock"), par value $.01 per share, stated value $200.00 per share. The 8.03% Capital Units will be governed by a Capital Unit Agreement among Dean Witter Discover, MS plc, Chase and the holders from time to time of 8.03% Capital Units.

          The descriptions of the 8.03% Capital Units set forth under the captions (i) "Description of the Capital Units" in the 1995 Prospectus and (ii) "Prospectus Summary--The Offering--The Capital Units" and "Description of the Capital Units" in the Prospectus Supplement dated December 13, 1996 (the "8.03% Prospectus Supplement"), as filed by Morgan Stanley pursuant to the Securities Act on December 16, 1996, are incorporated herein by reference. The description of the 8.03% Subordinated Debentures set forth under the caption "Description of Debt Securities of MS plc" in the 1995 Prospectus is incorporated herein by reference. The sections entitled "Recent Tax Proposals" and "Certain Tax Considerations" included in the 8.03% Prospectus Supplement is incorporated herein by reference.

          The 8.03% Depositary Shares will be evidenced by Depositary Receipts that will be issued under a Deposit Agreement among Dean Witter Discover (as successor to Morgan Stanley), the Bank of New York and the holders from time to time of the Depositary Receipts evidencing the Depositary Shares.

          The descriptions of the 8.03% Depositary Shares set forth under the captions "Description of Capital Stock of the Company--Depositary Shares" in the 1995 Prospectus and
          "Description of Depositary Shares" in the 8.03% Prospectus Supplement are incorporated herein by reference.

          The descriptions of the 8.03% Cumulative Preferred Stock set forth under the captions "Description of Capital Stock of the Company--Offered Preferred Stock" in the 1995 Prospectus and "Description of Cumulative Preferred Stock" in the 8.03% Prospectus Supplement are incorporated herein by reference.

Item 2.   Exhibits.
          ---------

          1. Form of Certificate of Designation of Preferences and Rights of the Cumulative Preferred Stock (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3 (File No. 33-65838) and incorporated herein by this reference).

          2. Certificate of Incorporation of Dean Witter Discover immediately following the Merger (incorporated by reference to Exhibit A-1 to the Merger Agreement previously filed as Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).

          3. Bylaws of Dean Witter Discover immediately following the Merger (incorporated by reference to Exhibit A-2 to the Merger Agreement previously filed as Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).

          4. Capital Unit Agreement dated as of November 29, 1993, among Morgan Stanley, MS plc, Chase and the holders from time to time of Capital Units (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated November 19,
               1993).

          5. Capital Unit Agreement dated as of February 8, 1994, among Morgan Stanley, MS plc, Chase and the holders from time to time of Capital Units (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated January 31,
               1994).

          6. Capital Unit Agreement dated as of February 21, 1995, among Morgan Stanley, MS plc, Chase and the holders from time to time of Capital Units (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated February 21,
               1995).

          7. Capital Unit Agreement dated as of August 1, 1995, among Morgan Stanley, MS plc, Chase and the holders from time to time of Capital Units (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated August 1,
               1995).

          8. Capital Unit Agreement dated as of October 18, 1995, among Morgan Stanley, MS plc, Chase and the holders from time to time of Capital Units (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated October 18,
               1995).

          9. Capital Unit Agreement dated as of December 18, 1996, among Morgan Stanley, MS plc, Chase and the holders from time to time of Capital Units (incorporated by reference to Morgan Stanley's Current Report on Form 8-K dated December 18,
               1996).

         10. Form of First Supplemental Agreement dated as of June 1, 1997, among MS plc, Morgan Stanley, Dean Witter,
               Discover & Co., and Chase.

         11. Subordinated Indenture among Morgan Stanley, MS plc and Chase dated as of November 15, 1993 (previously filed as an exhibit to Morgan Stanley's Current Report on Form 8-K dated December 1, 1993 (File No. 1-9085) and incorporated herein by this reference).

         12. Form of First Supplemental Subordinated Indenture dated as of June 1, 1997, among MS plc, Morgan Stanley, Dean Witter, Discover & Co. and Chase, as trustee.

         13. Form of Deposit Agreement among Morgan Stanley, The Bank of New York and the holders from time to time of the Depositary Receipts evidencing the Depositary Shares (previously filed as an exhibit to Morgan Stanley's Registration Statement on Form S-3 (File No. 33-43542) and incorporated herein by this reference).

         14. Amended and Restated Agreement and Plan of Merger between Dean Witter Discover and Morgan Stanley dated as of April 10, 1997, (incorporated by reference to Annex I to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 dated April 11, 1997 (Registration No. 333-25003) of Dean Witter Discover).



                                 SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         DEAN WITTER, DISCOVER & CO.
                                          (To Be Renamed Morgan Stanley,
                                            Dean Witter, Discover & Co.)



                                         By:  /s/ Ronald T. Carman
                                              ----------------------------
                                              Name: Ronald T. Carman
                                              Title: Senior Vice President




Date: May 23, 1997